                             TERMINATION AGREEMENT


                                 by and between


Applix GmbH, Boschetsreider StraBe 67, 81379 Munchen represented by its sole shareholder, Applix, Inc.

                                              - hereinafter named "Applix GmbH"-

and

Applix Inc., 289 Turnpike Road, Westboro MA 01581, USA

                                             _ hereinafter named "Applix Inc." -

                                                   - Applix GmbH and Applix Inc.
                                            hereinafter jointly named "Applix" -

                                      and

Mr. Michael Scheib, Am Oberfeld 6a, 82237 Worthsee

                                              - hereinafter named "Mr. Scheib" -


                                                         - Applix and Mr. Scheib
                                       hereinafter jointly named "the Parties" -

The Parties agree that their cooperation and the employment of Mr. Scheib as Managing Director of Applix GmbH and in various functions for Applix Inc. shall be terminated upon request of Applix in mutual consent.

1. END OF EMPLOYMENT AND REMUNERATION

       The employment agreement existing between Mr. Scheib and Applix GmbH of March 29, 1999 is terminated by the company for operational reasons, but by mutual agreement, with effect from March 31, 2002.

       Furthermore, Mr. Scheib shall be relieved from his duties as

       - Vice President European Operations, Applix Inc.
       - Executive Officer, Applix Inc.
       - Director Applix (Schweiz) AG
       - Director Applix (UK) Ltd.
       - Director Applix B.V.

       with immediate effect. Applix shall take all necessary measures to terminate the aforementioned offices and appointments, e.g. notification to corporate registers etc., as may be necessary.

       Mr. Scheib's appointment as Managing Director of Applix GmbH shall be revoked as soon as possible, not later than February 15, 2002. Mr. Scheib will not resign as Managing Director prior to this date unless a new Managing Director of Applix GmbH has been appointed before.

       Not later than February 15, 2002, Mr. Scheib therefore shall be relieved of all statutory duties with respect to Applix GmbH or other companies of the Applix Inc.'s group of companies.

       Applix GmbH shall be obligated, up to the time of termination, to continue Mr. Scheib's regular remuneration and fringe benefits.

       The Incentive Compensation of Q4/2001 shall be payable with the remuneration for January 2002.

       The Incentive Compensation of Q1/2002 shall upon mutual agreement amount to (EURO)52.868.-and be payable with the remuneration for March 2002.

       Mr. Scheib shall be entitled to reimbursement of expenses on travel and telephone undertaken in the interest of Applix till February 15th, 2002.

2.   RELEASE/RESIDUAL HOLIDAY

     In the context of continued payment of remuneration, Mr. Scheib shall be released with effect from January 1, 2002 from his duty to perform work, not subject to revocation.

     Mr. Scheib shall, however, be available for contact by telephone until February 15, 2002, during regular Applix GmbH office hours.

     Between February 16, 2002, and March 31, 2002 the residual holiday of Mr. Scheib shall be granted, not subject to revocation.

3.   SEVERANCE PAYMENT

     For loss of employment position Mr. Scheib shall receive a severance payment in the amount of (EURO)52.868 - gross. The severance payment shall be payable on May 31st 2002. The payment is meant as a severance payment similar to sec. 9, 10 KSchG (Kundigungsschutzgeset = Termination of Employment Act) and subject to special social security and tax regulations. The parties assume that Section 3 paragraph 9 and Sections 24 and 34 EStg [Einkommensteuergesetz = Income Tax Act] shall apply. Mr. Scheib shall exclusively bear the risk of tax treatment of the severance payment.

     In consideration for the severance package Mr. Scheib will be available for phone consultation during regular Applix GmbH office hours between April 1st 2002 and May 31st 2002 and will respond within a reasonable period of time. In the case that Mr. Scheib is employed full time by another company during this period Mr. Scheib will not be obliged to fulfill this requirement.

4.   Stock options

     The Parties' rights and duties in connection with the stock options granted Mr. Scheib shall be governed by the regulations of the 1994 Incentive Stock Options Agreement.

5.   Company car

     Mr. Scheib shall be obligated to return not later than March 31, 2002 the company car given to him.

6.   Return of Company property

     Mr. Scheib will return not later than February 15th all originals and copies of business papers and all other property of Applix, like Laptop, Mobilephone, etc.

7.   Reference

     Applix GmbH and Applix Inc. shall issue qualified references relating to Mr. Scheib's achievements for Applix.

     The parties shall describe towards third parties the nature of and the cause for this termination agreement as mutual and of operational reasons; towards the social security authorities it shall be clarified that the termination follows the request of Applix in order to avoid termination by Applix.

8.   Miscellaneous

     Absolute confidentiality is agreed with regard to the negotiation and content of the Agreement.

     In the event that any individual terms of this Agreement should be invalid, this shall not affect the validity of the remainder hereof.

     The parties shall try to settle any disputes about the content of, about or in connection with this Agreement and its performance by amicable negotiations; should those fail, the district court of Munich (Landgericht Muchen I) shall be the court of competent jurisdiction.

     This Agreement shall be governed by German Law.

 /s/ Alan Goldsworthy                             /s/ Michael Scheib
------------------------------                    ------------------------------
Alan Goldsworthy                                  Michael Scheib
for Applix



1/14/2002                                         1/14/2002
------------------------------                    ------------------------------
Date                                              Date